Exhibit 99.1

SCIENTIFIC GAMES THIRD QUARTER REVENUES RISE 10% TO $196.8 MILLION

Reports earnings per diluted share of $0.21, net of unusual charges; $0.27 before unusual charges

NEW YORK, November 3, 2005 — SCIENTIFIC GAMES CORPORATION (NASDAQ: SGMS) today reported that third quarter 2005 revenues increased 10% to $196.8 million from the $179.3 million reported in the third quarter of 2004.  Net income declined to $19.2 million, after reductions for $7.3 million of unusual charges, or $0.21 per diluted share in the third quarter of 2005 compared to net income before preferred stock dividend of $21.5 million or $0.24 per diluted share in the third quarter of 2004.  Excluding these unusual charges, net income for the third quarter would have been $24.9 million or $0.27 per diluted share, an increase of 16% over the prior year period.

EBITDA (earnings before interest, taxes, depreciation and amortization – see the following EBITDA reconciliation) was $48.3 million in the third quarter of 2005 as compared to $53.5 million in the third quarter of 2004.  As discussed below, the 2005 results have been reduced by unusual charges of $5.1 million in connection with the Company’s Pari-mutuel Group and $2.2 million relating to instant ticket manufacturing defects that occurred during the third quarter.  Excluding these unusual charges, EBITDA for the third quarter would have been $55.6 million, a 4% increase over the prior year period.

For the nine months ended September 30, 2005, revenues increased 7% to $578.8 million compared to $542.9 million for the corresponding period of 2004.  Net income increased 6% to $65.0 million or $0.70 per diluted share compared to net income before preferred stock dividend of $61.4 million or $0.68 per diluted share in the corresponding period of 2004.  EBITDA increased to $158.4 million in the first nine months of 2005 from $157.8 million in the first three quarters of 2004.  Excluding the $7.3 million of unusual charges, EBITDA for the period would have been $165.7 million, and net income for the period would have been $70.3 million or $0.76 per diluted share, an increase of 14% over the prior year period.

Lorne Weil, Chairman and CEO, commented, “In every important respect we performed well in the third quarter. Despite continued sluggishness in the racing business, our overall revenue growth was 10%. Most importantly, revenue growth in the Lottery Group was 17%, and if Florida on-line sales are eliminated from the 2004 figure, Lottery Group growth was nearly 25%. Performance in our Lottery Group continues to reflect strength in the overall market; recently released industry data indicate that North American lottery sales grew by about 6% overall for the 12 months ended June 30, 2005, with growth having been driven largely by instant ticket sales, which grew by 14% during that 12-month period.”

On August 22, 2005, Scientific Games was awarded contracts for both online and instant ticket cooperative services by the new lottery in Oklahoma.  Of the seven contracts awarded by the last four new state lotteries — South Carolina, Tennessee, North Dakota and Oklahoma — Scientific Games has been awarded six.  During the third quarter, the Company was also awarded a contract for cooperative services by the Washington, DC lottery, instant ticket contract extensions by Kentucky and Indiana, and an Electronic Game Card contract by Kansas.

Mr. Weil observed, “Our record of being awarded six of the last seven contracts awarded by new state lotteries attests to the value that we bring to lottery start-ups for both online and instant tickets.  On October 12, 2005 — less than two months after contract award — we experienced an excellent startup of the Oklahoma lottery with a network of over 1,200 on-line terminals together with cooperative services-based instant ticket sales.  This is the fastest startup in the 30-year history of modern lotteries.”

Mr. Weil continued, “Also following the close of the quarter, we received the first two cooperative service contracts in Germany, a market for which we have very high expectations; we were awarded a new online contract by the Maryland lottery, one of the most progressive lottery organizations in the industry; and we had a successful startup of the lottery in Catalonia, Spain.

“During the third quarter, we incurred a $2.2 million charge relating to manufacturing defects in instant tickets which had been shipped to customers during the quarter,” Mr. Weil said.  “It should also be noted that during the quarter, discretionary SG&A expenses as a percentage of revenue in the Lottery Group increased from 10.1% in 2004 to 11.3% in 2005, or by the equivalent of about 2 cents per share; we believe that this increase will enhance revenue growth and profit margins in the quarters to come.”

In connection with the operational restructuring of its Scientific Games Racing business described in its second quarter earnings press release, the Company also recorded a charge of $5.1 million.  The charge reflects costs associated with consolidating 17 North American computer operations into two state-of-the-art data centers, integrating four European racing operations into the Company’s headquarters in Essen, Germany, and discontinuing certain unprofitable racing-related business in Latin America, Eastern Europe and Africa.  Scientific Games expects to benefit from these moves in the first quarter of next year, and expects the magnitude of the benefit to grow throughout the year.

Mr. Weil added, “We should also mention that our strategy of diversifying our venue management business into non-traditional race and sports markets continues to show excellent progress.  During the third quarter we signed new venue management contracts with the Ho-Chunk Nation in Wisconsin, and with two new race and sports operators in the Caribbean.”

Conference Call Details

Scientific Games Corporation invites you to join its conference call tomorrow at 8:30 a.m. Eastern Standard Time.  To access the call live via webcast please visit www.scientificgames.com and click on the webcast link. To access the call by telephone, please dial (866) 362-4832 (US & Canada) or (617) 597-5364 (International) fifteen minutes before the start of the call. The Conference ID# is 79875877. The call will be archived for replay on the company’s website for 30 days under the “Investors” tab.

About Scientific Games

Scientific Games Corporation is the leading integrated supplier of instant tickets, systems and services to lotteries, and the leading supplier of wagering systems and services to pari-mutuel operators.  It is also a licensed pari-mutuel gaming operator in Connecticut and the Netherlands and is a leading supplier of prepaid phone cards to telephone companies.  Scientific Games’ customers are in the United States and more than 60 other countries.  For more information about Scientific Games, please visit our web site at www.scientificgames.com.

Forward-Looking Statements

In this press release we make “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate,” or the negatives thereof, variations thereon or similar terminology.

These forward-looking statements generally relate to plans and objectives for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that the plans and objectives reflected in or suggested by such forward-looking statements are reasonable, such plans or objectives may not be achieved.

Actual results may differ from projected results due, but not limited, to unforeseen developments, including developments relating to the following:

•                  economic, competitive, demographic, business and other conditions in our local and regional markets;

•                  changes or developments in the laws, regulations or taxes in the gaming and lottery industries;

•                  actions taken or omitted to be taken by third parties, including customers, suppliers, competitors, members and shareholders, as well as legislative, regulatory, judicial and other governmental authorities;

•                  changes in business strategy, capital improvements, development plans, including those due to environmental remediation concerns, or changes in personnel or their compensation, including federal, state and local minimum wage requirements;

•                  the availability and adequacy of our cash flow to satisfy our obligations, including our debt service obligations and our need for additional funds required to support capital improvements, development and acquisitions;

•                  an inability to renew or early termination of our contracts;

•                  an inability to engage in future acquisitions;

•                  the loss of any license or permit, including the failure to obtain an unconditional renewal of a required gaming license on a timely basis; and

•                  resolution of any pending or future litigation in a manner adverse to us.

Actual future results may be materially different from what we expect.  We will not update forward-looking statements even though our situation may change in the future.

EBITDA Disclosure

EBITDA, as included herein, represents operating income plus depreciation and amortization expenses.  EBITDA is included in this document as it is a basis upon which we assess our financial performance, and it provides useful information regarding our ability to service our debt.  EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles as measures of our profitability or liquidity.  EBITDA as defined in this document may differ from similarly titled measures presented by other companies.

Contact Information:

Investor Relations

Scientific Games Corporation

(212) 754-2233

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended September 30, 2004 and 2005

 (Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,
	2004	2005
Operating revenues:
Services	$152,636	155,925
Sales	26,673	40,899
	179,309	196,824
Operating expenses (exclusive of depreciation and amortization shown below):
Services	84,039	86,956
Sales	18,450	30,064
Amortization of service contract software	553	1,696
	103,042	118,716
Total gross profit	76,267	78,108
Selling, general and administrative expenses	23,273	31,489
Depreciation and amortization	14,528	15,434
Operating income	38,466	31,185
Other deductions (income):
Interest expense	7,692	7,139
Other income	(313)	(470)
	7,379	6,669
Income before income tax expense	31,087	24,516
Income tax expense	9,626	5,331
Net income	21,461	19,185
Convertible preferred stock dividend	757	—
Net income available to common stockholders	$20,704	19,185

Basic and diluted net income per share:
Basic net income available to common stockholders	$0.26	0.21
Diluted net income available to common stockholders	$0.24	0.21
Weighted average number of shares used in per share calculations:
Basic shares	78,661	89,689
Diluted shares	90,777	92,890

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Nine Months Ended September 30, 2004 and 2005

(Unaudited, in thousands, except per share amounts)

	Nine Months Ended September 30,
	2004	2005
Operating revenues:
Services	$441,839	472,546
Sales	101,047	106,258
	542,886	578,804
Operating expenses (exclusive of depreciation and amortization shown below):
Services	237,568	259,637
Sales	69,861	75,841
Amortization of service contract software	3,584	5,217
	311,013	340,695
Total gross profit	231,873	238,109
Selling, general and administrative expenses	77,620	84,942
Depreciation and amortization	42,094	43,507
Operating income	112,159	109,660
Other deductions (income):
Interest expense	22,889	20,361
Other (income) expense	(89)	306
	22,800	20,667
Income before income tax expense	89,359	88,993
Income tax expense	27,969	24,029
Net income	61,390	64,964
Convertible preferred stock dividend	4,721	—
Net income available to common stockholders	$56,669	64,964

Basic and diluted net income per share:
Basic net income available to common stockholders	$0.83	0.73
Diluted net income available to common stockholders	$0.68	0.70
Weighted average number of shares used in per share calculations:
Basic shares	67,958	89,118
Diluted shares	90,511	92,293

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED BALANCE SHEET DATA

December 31, 2004 and September 30, 2005

(Unaudited, in thousands)

	December 31,	September 30,
	2004	2005

Assets:
Cash and cash equivalents	$66,120	50,431
Short-term investments	52,525	5,050
Other current assets	176,852	207,472
Property and equipment, net	271,426	323,249
Long-term assets	526,302	563,054
Total assets	$1,093,225	1,149,256

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$4,370	6,289
Other current liabilities	138,872	138,850
Long-term debt, excluding current portion	606,508	575,866
Other long-term liabilities	42,911	52,952
Stockholders’ equity	300,564	375,299
Total liabilities and stockholders’ equity:	$1,093,225	1,149,256

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED SEGMENT OPERATING DATA

Three Months Ended September 30, 2004 and 2005

(Unaudited, in thousands)

	Three Months Ended September 30, 2004
	Lottery Group	Pari-Mutuel Group	Venue Management Group	Telecom- munications Group	Totals

Service revenues	$116,477	20,596	15,563	—	152,636
Sales revenues	9,042	381	—	17,250	26,673
Total revenues	125,519	20,977	15,563	17,250	179,309
Cost of service	61,285	11,459	11,295	—	84,039
Cost of sales	5,264	253	—	12,933	18,450
Amortization of service contract software	866	(313)	—	—	553
Total operating expenses	67,415	11,399	11,295	12,933	103,042
Gross profit	58,104	9,578	4,268	4,317	76,267
Selling, general and administrative expenses	12,716	1,993	774	1,489	16,972
Depreciation and amortization	9,598	3,284	524	909	14,315
Segment operating income	$35,790	4,301	2,970	1,919	44,980
Unallocated corporate expense					6,514
Consolidated operating income					$38,466

	Three Months Ended September 30, 2005
	Lottery Group	Pari-Mutuel Group	Venue Management Group	Telecom- munications Group	Totals

Service revenues	$121,425	18,585	15,915	—	155,925
Sales revenues	25,044	2,285	—	13,570	40,899
Total revenues	146,469	20,870	15,915	13,570	196,824
Cost of service	62,369	12,051	12,536	—	86,956
Cost of sales	18,480	2,137	—	9,447	30,064
Amortization of service contract software	1,169	527	—	—	1,696
Total operating expenses	82,018	14,715	12,536	9,447	118,716
Gross profit	64,451	6,155	3,379	4,123	78,108
Selling, general and administrative expenses	16,590	5,714	758	1,267	24,329
Depreciation and amortization	11,383	2,443	490	824	15,140
Segment operating income	$36,478	(2,002)	2,131	2,032	38,639
Unallocated corporate expense					7,454
Consolidated operating income					$31,185

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED SEGMENT OPERATING DATA

Nine Months Ended September 30, 2004 and 2005

(Unaudited, in thousands)

	Nine Months Ended September 30, 2004
	Lottery Group	Pari-Mutuel Group	Venue Management Group	Telecom- munications Group	Totals

Service revenues	$333,511	60,946	47,382	—	441,839
Sales revenues	54,404	2,848	—	43,795	101,047
Total revenues	387,915	63,794	47,382	43,795	542,886
Cost of service	171,040	32,324	34,204	—	237,568
Cost of sales	35,309	1,686	—	32,866	69,861
Amortization of service contract software	2,512	1,072	—	—	3,584
Total operating expenses	208,861	35,082	34,204	32,866	311,013
Gross profit	179,054	28,712	13,178	10,929	231,873
Selling, general and administrative expenses	45,443	5,801	2,972	4,406	58,622
Depreciation and amortization	28,998	8,593	1,521	2,347	41,459
Segment operating income	$104,613	14,318	8,685	4,176	131,792
Unallocated corporate expense					19,633
Consolidated operating income					$112,159

	Nine Months Ended September 30, 2005
	Lottery Group	Pari-Mutuel Group	Venue Management Group	Telecom- munications Group	Totals

Service revenues	$371,146	55,112	46,288	—	472,546
Sales revenues	58,138	6,161	—	41,959	106,258
Total revenues	429,284	61,273	46,288	41,959	578,804
Cost of service	189,439	34,392	35,806	—	259,637
Cost of sales	40,683	4,840	—	30,318	75,841
Amortization of service contract software	3,427	1,790	—	—	5,217
Total operating expenses	233,549	41,022	35,806	30,318	340,695
Gross profit	195,735	20,251	10,482	11,641	238,109
Selling, general and administrative expenses	46,090	11,171	2,334	4,153	63,748
Depreciation and amortization	30,959	7,485	1,461	2,743	42,648
Segment operating income	$118,686	1,595	6,687	4,745	131,713
Unallocated corporate expense					22,053
Consolidated operating income					$109,660

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME BEFORE PREFERRED

STOCK DIVIDENDS TO EBITDA

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2005	2004	2005

Net income before preferred stock dividends	$21,461	19,185	$61,390	64,964
Add: Income tax expense	9,626	5,331	27,969	24,029
Add: Depreciation and amortization expense	15,081	17,130	45,678	48,724
Add: Interest expense	7,692	7,139	22,889	20,361
Add: Other (income) expense	(313)	(470)	(89)	306
EBITDA	$53,547	48,315	$157,837	158,384

EBITDA, as included herein, represents operating income plus depreciation and amortization expenses.  EBITDA is included in this document as it is a basis upon which we assess our financial performance, and it provides useful information regarding our ability to service our debt.  EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles as measures of our profitability or liquidity.  EBITDA as defined in this document may differ from similarly titled measures presented by other companies.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CALCULATION OF PRO FORMA NET INCOME

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2005

Income before income tax expense	$24,516	88,993
Add: Unusual Pari-mutuel Group charges	5,080	5,080
Add: Unusual Lottery Group charges	2,207	2,207
Pro forma income before income tax expense	31,803	96,280
Pro forma income tax expense	6,916	25,996
	$24,887	70,284

Diluted net income per share	$0.27	0.76
Weighted average number of shares used in per share calculation	92,890	92,293

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

RECONCILATION OF NET INCOME BEFORE PREFERRED STOCK
DIVIDENDS TO PRO FORMA EBITDA

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2005	2004	2005

Net income	$21,461	19,185	$61,390	64,964
Add: Income tax expense	9,626	5,331	27,969	24,029
Add: Depreciation and amortization expense	15,081	17,130	45,678	48,724
Add: Interest expense	7,692	7,139	22,889	20,361
Add: Other (income) expense	(313)	(470)	(89)	306
EBITDA	$53,547	48,315	$157,837	158,384

Add: Unusual Pari-mutuel Group charges	—	5,080	—	5,080
Add: Unusual Lottery Group charges	—	2,207	—	2,207
Pro forma EBITDA	$53,547	55,602	$157,837	165,671